UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JANUARY 12, 2007

ZEVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12965	87-0462807
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4314 ZEVEX Park Lane, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

(801) 264-1001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On January 12, 2007, ZEVEX International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Moog Inc., a New York corporation (“Moog”), and Pumpco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Moog (“Merger Sub”). Subject to the terms and conditions in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and the Company will survive the Merger as a wholly-owned subsidiary of Moog (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”) each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company that is outstanding immediately prior to the Effective Time will be converted into the right to receive $13.00 in cash (the “Merger Consideration”). In addition, at the Effective Time, each outstanding option for shares of Common Stock will automatically be converted into the right to receive a cash payment equal to the difference between the Merger Consideration and the exercise price of such option, less any applicable withholding taxes (the “Option Consideration”). Further, at the Effective Time, each outstanding restricted stock unit for shares of Common Stock will automatically be converted into the right to receive the Merger Consideration. The ZEVEX Board of Directors (the “Board”) intends to approve the vesting of all unvested options and restricted stock units, with such vesting to be effective at the Effective Time. The Merger Consideration will be paid by Moog or the Merger Sub through an exchange agent.

The Company has made various representations and warranties in the Merger Agreement regarding, among others, its due organization and qualification, capitalization, ownership of subsidiaries, and authority to enter into the Merger Agreement; the absence of conflicts to the consummation of the Merger, adverse changes or events in the Company’s business, litigation, labor or employment disputes; the timely submission of reports that the Company is required to file with Securities and Exchange Commission; the accuracy of the Company’s financial statements; and the payment of taxes.

The Company has also made various covenants in the Merger Agreement, including, among others, not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions which permit the Board to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. In addition, subject to certain exceptions which permit the Board to comply with its fiduciary duties, the Board has agreed to recommend that the Company’s stockholders vote in favor of adopting and approving the Merger Agreement. The Merger Agreement also includes covenants pertaining to the operation of the Company’s business between the date of the Merger Agreement and the Effective Time.

The Merger Agreement requires the Company to pay Moog a termination fee equal to $2,750,000 (the “Termination Fee”) in the event that the Board withdraws or modifies its approval or recommendation of the Merger or the Merger Agreement, approves or recommends to the Company’s stockholders a superior merger or acquisition proposal that would result in a transfer or other disposition of 20% or more of the total consolidated assets, revenues, or outstanding Common Stock of the Company and its subsidiaries (a “Company Acquisition Proposal”).

The Company will also be required to pay the Termination Fee in the event that (a) a person unaffiliated with Moog and Merger Sub commences a tender offer or exchange offer relating to the equity securities of the Company and the Company does not deliver to its security holders, within ten business days after the commencement of such offer, a statement disclosing that the Board recommends rejection of such offer; (b) a Company Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such proposal within ten business days; or (c) the Board fails to reaffirm, unanimously and without qualification, its recommendation that the Company’s stockholders vote to adopt the Merger Agreement at the special meeting of the Company’s stockholders, or fails to publicly state, unanimously and without qualification, that the Merger is in the best interest of the Company’s stockholders, within five business days after Moog requests in writing that such action be taken.

Consummation of the Merger is subject to customary conditions, including approval and adoption of the Merger Agreement by the Company’s stockholders (the Merger Agreement has been approved by ZEVEX’s board of directors) and the receipt of regulatory approvals, including the termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Other closing conditions include, among others, the performance by each of the parties of its covenants and agreements under the Merger Agreement, no occurrence of a material adverse effect with respect to the Company after the date of the Merger Agreement, the accuracy of the Company’s representations and warranties in the Merger Agreement, and the accuracy of Moog’s and Merger Sub’s representations and warranties in the Merger Agreement.

Moog intends to draw funds from its existing credit facility with HSBC Bank USA, N.A., Manufacturers and Traders Trust Company, Bank of America, N.A., and JPMorgan Chase Bank, N.A. to pay the Merger Consideration. In the Merger Agreement, Moog has made a covenant to maintain the availability of those funds under that credit facility.

Following the Merger, ZEVEX will cease to be a reporting company under the Securities Exchange Act of 1934, as amended, and its Common Stock will cease to be traded on the NASDAQ stock exchange.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about ZEVEX or Moog. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by ZEVEX and Moog to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between ZEVEX and Moog rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about ZEXEX or Moog.

Voting Agreements

In connection with the Merger Agreement, each of David J. McNally and Phillip L. McStotts (each, a “Voting Agreement Participant”) entered into a stock voting agreement with Moog (collectively, the “Voting Agreements”). Pursuant to the terms and subject to the conditions of the Voting Agreements, these officers of the Company agreed to vote their shares of Common Stock: (1) in favor of the Merger, (2) against any proposal in opposition or competition with the Merger, and (3) against any actions that impede the Merger or adversely affect the completion of the Merger. In addition, these officers of the Company agreed in broad terms not to transfer shares of Common Stock or voting rights to shares of Common Stock, with limited exceptions.

Item 7.01 Regulation FD Disclosure

On January 12, 2007, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title
10.38	Agreement and Plan of Merger, dated January 12, 2007, by and among the Company, Moog, and Merger Sub
99.1	Press release, dated January 12, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 12, 2007	ZEVEX International, Inc.

	By:	/s/ Phillip L. McStotts
Phillip L. McStotts

Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Agreement and Plan of Merger, dated January 12, 2007, by and among the Company, Moog, and Merger Sub.
99.1	Press release, dated January 12, 2007.